Exhibit 99.1

Enova Reaches Agreement with CFPB on Consumer Loan Processing Errors

Errors have been addressed and a settlement, aligned with current Enova business practices, has been reached

CHICAGO, November 15, 2023 /PRNewswire/ -- Enova International, Inc. (NYSE: ENVA), a leading financial technology company powered by machine learning and world-class analytics, announced today that it has reached an agreement with the Consumer Financial Protection Bureau ("CFPB") regarding consumer loan processing issues that arose from unintentional technical systems and processing errors which have since been addressed. The majority of items were self-reported by Enova to the CFPB and Enova provided appropriate redress to impacted customers. Enova has agreed to pay a $15 million civil money penalty. The settlement is not expected to have a material impact on the Company or its operations.

“We take any errors in our systems very seriously, especially those that impact our customers, and will continue to invest in our technology, systems and compliance processes to prevent, identify and ensure appropriate resolution of errors," said Ranning Li, President of Consumer Lending at Enova. "We served millions of customers and processed tens of millions of transactions during the period the CFPB selected. While the items identified in this order represent a small fraction of our customers and transactions, we remain committed to treating customers fairly and enhancing business practices to reduce errors and address issues promptly. The actions we have agreed to with the CFPB align with our current business operations and support our ability to deliver high-quality products and services for our customers."

Enova fully cooperated with the CFPB throughout its investigation. Although Enova disagrees with the CFPB’s characterizations of the issues, the Company is pleased to have this matter behind them and remains focused on continuing to support customers through industry-leading innovation and delivering high-quality financial products to consumers who fall into the gaps left by traditional banks.

Enova has made enhancements to several areas of its business as set forth below. The actions agreed to in the settlement align with Enova’s current business practices and do not materially change any of its product offerings.

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Payment Processing. In 2021, Enova implemented a centralized payment processing system with a dedicated team to mitigate errors arising from vendor or systems errors, and a critical system code deployment framework that allows for testing and ongoing monitoring of transactions.
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Reducing Customer Impacts. Enova has implemented enhanced processes and systems to quickly identify potential customer impacts and expedite customer restitution.
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Single-pay Products. In 2022, Enova sunset its short-term single payment payday loan product (the last single payment loan was originated in August 2022). Enova has agreed to not resume originations of this product or use information obtained solely in connection with those loans to further market to those customers during the next seven years.

While the errors identified in this settlement are similar to those addressed in the 2019 order, they do not arise from deliberate attempts to avoid law, but instead resulted from unintended computer and system errors. However, with any complex system or process, it is impossible to eliminate all errors. Since there is no established regulatory standard for satisfactory performance, any subsequent errors, no matter how infrequent or insubstantial, constitute an offense. The errors identified in this order represent a very small percentage of customers and transactions Enova handled during this period. Enova’s compliance environment successfully identified most of the errors, acted to correct the system or process root causes and took actions to provide restitution for consumers who may have been harmed.

Enova is committed to closing the gap in the mainstream financial system by providing transparent, competitively priced products and services to consumers and small businesses that traditional bank lenders don’t offer. We understand and appreciate the role of regulators in providing clear guidance and sound regulation based on facts and current market capabilities and will work with the CFPB to rapidly complete the agreed upon actions.

About Enova

Enova International (NYSE: ENVA) is a leading financial services company with powerful online lending that serves small businesses and consumers who are underserved by traditional banks. Through its world-class analytics and machine learning algorithms, Enova has provided more than 9.0 million customers with over $52 billion in loans and financing. You can learn more about the company and its portfolio of businesses at www.enova.com.

Cautionary Statement Concerning Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the business, financial condition and prospects of Enova. These forward-looking statements give current expectations or forecasts of future events and reflect the views and assumptions of Enova's senior management with respect to the business, financial condition and prospects of Enova as of the date of this release and are not guarantees of future performance. The actual results of Enova could differ materially from those indicated by such forward-looking statements because of various risks and uncertainties applicable to Enova's business, including, without limitation, those risks and uncertainties indicated in Enova's filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K, quarterly reports on Forms 10-Q and current reports on Forms 8-K. These risks and uncertainties are beyond the ability of Enova to control, and, in many cases, Enova cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, the words "believes," "estimates," "plans," "expects," "anticipates" and similar expressions or variations as they relate to Enova or its management are intended to identify forward-looking statements. Enova cautions you not to put undue reliance on these statements. Enova disclaims any intention or obligation to update or revise any forward-looking statements after the date of this release.

SOURCE Enova International, Inc.

For further information:

Public Relations Contact:

Erin Yeager

Email: media@enova.com

Investor Relations Contact:

Lindsay Savarese

Office: (212) 331-8417

Email: IR@enova.com

Cassidy Fuller

Office: (415) 217-4168

Email: IR@enova.com